Exhibit 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

July 26, 2012

among

ATLAS RESOURCE PARTNERS, L.P.,

as Borrower,

THE LENDERS PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arranger and Joint Bookrunner

CITIBANK, N.A.,

as Joint Lead Arranger, Joint Bookrunner and Syndication Agent

JPMORGAN CHASE BANK, N.A.,

DEUTSCHE BANK SECURITIES INC., and

BANK OF AMERICA, N.A.,

as Co-Documentation Agents

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”), dated as of July 26, 2012 (the “Second Amendment Effective Date”), is among ATLAS RESOURCE PARTNERS, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Loan Parties”); each of the Lenders that is a signatory hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 5, 2012 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B. The Borrower has advised the Administrative Agent and the Lenders that Titan Merger Sub, LLC, a Texas limited liability company and an indirect Wholly-Owned Subsidiary of the Borrower (“Merger Sub”), has entered into that certain Agreement and Plan of Merger dated as of May 17, 2012 (the “Titan Merger Agreement”) among Merger Sub, the Borrower and Titan Operating, LLC, a Texas limited liability company (“Titan”), pursuant to which Merger Sub will merge with Titan (the “Titan Merger”), with Titan being the surviving company and an indirect Wholly-Owned Subsidiary of the Borrower following the Titan Merger. As part of the Titan Merger, Titan will be changing its name to Atlas Barnett, LLC (Titan, after giving effect to the Titan Merger and such name change, shall be referred to herein as “Atlas Barnett”).

C. The Borrower has requested that ABN Amro Capital USA LLC (the “New Lender”) become a Lender hereunder with a Maximum Credit Amount in the amount as shown on Annex I to the Credit Agreement (as amended hereby);

D. The parties hereto desire to (i) amend certain terms of the Credit Agreement as set forth herein and (ii) in connection with the Titan Merger, establish a Borrowing Base of $310,000,000, in each case to be effective as of the Second Amendment Effective Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this Second Amendment refer to the Credit Agreement.

Section 2. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the Second Amendment Effective Date in the manner provided in this Section 2.

2.1 Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definition which shall read in full as follows:

“Second Amendment” means that certain Second Amendment to Amended and Restated Credit Agreement dated as of July 26, 2012, among the Borrower, the Guarantors, the Administrative Agent and the Lenders.

“Second Amendment Effective Date” means July 26, 2012.

“Titan Merger Agreement” has the meaning given to such term in the Second Amendment.

2.2 Amended Definitions. The definitions of “Borrowing Base”, “Commitment”, “Loan Documents”, “Participating Partnership” and “Swap Agreement” contained in Section 1.02 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows:

“Borrowing Base” means at any time an amount equal to the sum of the Oil and Gas Reserve Borrowing Base plus the Well Services Borrowing Base determined in accordance with Section 2.07, as the same may be adjusted from time to time between Redetermination Dates pursuant to Section 2.07(f), Section 2.07(h), or Section 8.12(d). As of the Second Amendment Effective Date, the Borrowing Base shall be $310,000,000.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b); and “Commitments” means the aggregate amount of the Commitments of all the Lenders. The amount representing each Lender’s Commitment shall at any time be the lesser of (i) such Lender’s Maximum Credit Amount and (ii) such Lender’s Applicable Percentage of the then effective Borrowing Base. As of the Second Amendment Effective Date, the aggregate Commitments of the Lenders are $310,000,000.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Notes, if any, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments, the Intercreditor Agreement and any and all other material agreements or instruments now or hereafter executed and delivered by any Loan Party or any other Person (other than Swap Agreements or agreements regarding the provision of Bank Products with the Lenders or any

Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with the Indebtedness, this Agreement and the transactions contemplated hereby, as such agreements may be amended, modified, supplemented or restated from time to time.

“Participating Partnership” means any Designated Partnership that has become a party to the Designated Partnership Hedge Facility.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions. For the sole purposes of Section 9.17, the definitions of “Designated Partnership” and “Permitted Participating Partnership Swap Agreement”, the term “Swap Agreement” shall be deemed to exclude all purchased put options or floors for Hydrocarbons.

2.3 Amendment to Swap Agreements Covenant. Section 9.17(a) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(a) Permitted Participating Partnership Swap Agreements, Swap Agreements listed in the certificate delivered pursuant to Section 6.01(n) and other Swap Agreements (other than purchase options) in respect of commodities entered into by the Borrower fixing prices on oil and/or gas expected to be produced by the Borrower, the Restricted Subsidiaries, the Designated Partnerships and the Undesignated Partnerships, provided that such Swap Agreements meet the following criteria:

(i) each such Swap Agreement shall be with an Approved Counterparty.

(ii) no such Swap Agreement shall be entered into by the Borrower for the benefit of another Person other than the Designated Partnerships and the Undesignated Partnerships (but only, in each case, to the extent (A) of a Loan Party’s percentage interest in such Designated Partnership’s or such Undesignated Partnership’s net revenues and (B) that such Designated Partnership or Undesignated Partnership (1) was formed prior to March 22, 2011 and (2) is not otherwise a Participating Partnership) or any Restricted Subsidiary.

(iii) each such Swap Agreement shall have a term not to exceed sixty-six (66) months.

(iv) the notional volumes for each such Swap Agreement (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap

Agreements) shall not exceed, as of the date such Swap Agreement is executed, 85% of the reasonably anticipated future projected production from the Borrower’s and the other Loan Parties’, and their proportionate share (based on such Loan Parties’ percentage interests in such Designated Partnerships’ (other than (x) Designated Partnerships formed on or after March 22, 2011 and (y) any Designated Partnerships formed before March 22, 2011 that are Participating Partnerships) net revenues) of the Designated Partnerships’ (other than (x) Designated Partnerships formed on or after March 22, 2011 and (y) any Designated Partnerships formed before March 22, 2011 that are Participating Partnerships), proved Oil and Gas Properties.

Any projections in this Section 9.17(a) shall be adjusted as follows: (A) Oil and Gas Properties evaluated in the most recently delivered Reserve Report shall reflect the actual historical decline profile of such Oil and Gas Properties and (B) Oil and Gas Properties not evaluated in the most recently delivered Reserve Report shall reflect a reasonable decline profile based upon actual historical decline profiles of similar or analogous Oil and Gas Properties for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately.

2.4 Amendment to Material Contracts Covenant. Section 9.21 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 9.21 Acquisition Documents, the Separation Agreement and the Contribution Agreement. The Borrower will not, nor will the Borrower permit the Existing Borrower or any Restricted Subsidiary to, directly or indirectly, amend or otherwise modify any Acquisition Document, the Barnett Acquisition Agreement, the Titan Merger Agreement, the Separation Agreement or the Contribution Agreement which in any case (a) violates the terms of this Agreement or any other Loan Document, (b) could reasonably be expected to be materially adverse to the rights, interests or privileges of the Administrative Agent or the Lenders or their ability to enforce the Loan Documents or (c) could reasonably be expected to have a Material Adverse Effect.

2.5 Replacement of Annex I. Annex I to the Credit Agreement is hereby replaced in its entirety with Annex I attached hereto and Annex I attached hereto shall be deemed to be attached as Annex I to the Credit Agreement. After giving effect to this Second Amendment and any Borrowings made on the Second Amendment Effective Date, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this Second Amendment) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this Second Amendment), (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Credit Exposure applicable to each Lender equals its Applicable Percentage (after giving effect to this Second Amendment) of the aggregate Credit Exposure of all Lenders and (d) the Borrower shall be required to make any break-funding payments required under Section 5.02 of the Credit Agreement resulting from the Loans and adjustments described in this Section 2.5.

Section 3. Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Borrowing Base shall be increased, effective as of the Second Amendment Effective Date, to be $310,000,000 and shall remain at $310,000,000 until the next Scheduled Redetermination, Interim Redetermination or other adjustment of the Borrowing Base pursuant to the terms of the Credit Agreement. The Borrowing Base redetermination provided for herein shall not be considered or deemed to be a Scheduled Redetermination or an Interim Redetermination of the Borrowing Base for purposes of Section 2.07(b) of the Credit Agreement. The Borrowing Base increase provided for herein shall be comprised of the following changes and reaffirmations to the various components of the Borrowing Base: (a) the Working Interest Borrowing Base shall increased from $170,000,000 to $234,000,000; (b) the Partnership Interest Borrowing Base shall be reduced from $55,000,000 to $51,000,000; (c) the Oil and Gas Reserve Borrowing Base shall be increased from $225,000,000 to $285,000,000; and (d) the Well Services Borrowing Base shall be reaffirmed at $25,000,000.

Section 4. Conditions Precedent. The effectiveness of this Second Amendment is subject to the following:

4.1 The Administrative Agent shall have received counterparts of this Second Amendment from the Loan Parties and each of the Lenders (including the New Lender).

4.2 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the effective date of this Second Amendment including, without limitation, the Borrowing Base increase fee described in Section 4.3 below.

4.3 Contemporaneously with the effectiveness of the increase of the Borrowing Base contained in Section 3 hereof, the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, a Borrowing Base increase fee equal to 0.40% of the amount by which the Borrowing Base as established in Section 3 hereof exceeds the Borrowing Base that was in effect immediately prior to the establishment of the new Borrowing Base pursuant to Section 3 hereof (the “Increase”). Such fee shall be distributed by Administrative Agent to the Lenders (including the New Lender) in accordance with the portion of the Increase attributable to each such Lender (calculated based on the amount by which (a) an amount equal to such Lender’s Applicable Percentage (as amended hereby) of the Borrowing Base as established in Section 3 hereof exceeds (b) an amount equal to such Lender’s Applicable Percentage of the Borrowing Base (if any) that was in effect immediately prior to the establishment of the new Borrowing Base pursuant to Section 3 hereof).

4.4 The Administrative Agent shall have received (a) a Security Agreement Supplement executed by Atlas Holdings Operating Company, LLC, (b) a Joinder Agreement executed by Atlas Barnett (after giving effect to the Titan Merger and the name change of Titan referred to in the recitals hereto) and (c) such other certificates, Organizational Documents, good standing certificates, agreements and authorizing resolutions, in each case in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may request in order for Atlas Barnett to become a Guarantor under the Loan Documents and for the Equity Interests in Atlas Barnett to become pledged to secure the Indebtedness.

4.5 The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount (as amended hereby) dated as of the date hereof.

4.6 The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of Mortgages granting the Administrative Agent a Lien over substantially all of the Oil and Gas Properties owned by Atlas Barnett after giving effect to the Titan Merger and the name change of Titan referred to in the recitals hereto (the “Titan Assets”). In connection with the execution and delivery of such Mortgages, the Administrative Agent shall be reasonably satisfied that the Security Instruments will, when properly executed and recorded, create first priority, perfected Liens (except for Excepted Liens, but subject to the provisos at the end of such definition and subject to Immaterial Title Deficiencies) on at least the Required Mortgage Value of Oil and Gas Properties (including the Titan Assets).

4.7 The Administrative Agent shall have received an opinion in form and substance reasonably acceptable to the Administrative Agent of (a) Ledgewood, as special counsel to the Loan Parties, and (b) Jones Day, as local counsel in the State of Texas.

4.8 The Administrative Agent shall have received title information in form and substance reasonably satisfactory to the Administrative Agent setting forth the status of title on at least 80% of the total value of all Oil and Gas Properties (including the Titan Assets, but excluding the Designated Partnership Properties) evaluated by the Administrative Agent in its determination of the Borrowing Base established pursuant to Section 3 hereof.

4.9 The Administrative Agent shall have received evidence satisfactory to it that (a) all Liens on the Titan Assets (other than Liens permitted by Section 9.03 of the Credit Agreement) associated with any credit facilities and funded debt have been released or terminated, subject only to the filing of applicable terminations and releases and (b) any such credit facilities and funded debt of Titan (prior to giving effect to the Titan Merger) have been repaid in full and all commitments thereunder have terminated.

4.10 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying: (a) true, accurate and complete copies of certain of the Titan Merger Agreement and all side letters and other material agreements, documents and certificates executed and delivered in connection with the Titan Merger, which documents shall contain terms and conditions reasonably acceptable to the Administrative Agent, (b) that, prior to the Second Amendment Effective Date or concurrently with any Borrowing under the Credit Agreement on the Second Amendment Effective Date, Merger Sub and the Borrower have consummated or are consummating the Titan Merger in accordance with the terms of the Titan Merger Agreement (without waiver or amendment of any term or condition thereof which would be materially adverse to the interests of the Lenders provided that, for the avoidance of doubt, any amendment that removes Oil and Gas Properties from the Titan Assets shall be deemed to be materially adverse to the interests of the Lenders (other than any Titan Assets excluded pursuant to Section 8.3 of the Titan Merger Agreement, which shall not be deemed to be materially adverse to the interests of the Lenders so long as the aggregate “Allocated Values” (as defined in the Titan Merger Agreement) of all such properties removed pursuant to the foregoing Section does not exceed five percent (5%) of “Cash Consideration” (as defined in the Titan Merger Agreement) without giving effect to any adjustments thereto after May 17, 2012)); (c) as to the final merger consideration for the Titan Merger; (d) that all governmental and third party consents and all equityholder and board of director (or comparable entity management body) authorizations of the Titan Merger required to be obtained by any Loan Party have been obtained and are in full force and effect, (e) such other related documents and information as the Administrative Agent shall have reasonably requested including, without limitation, to the extent available, file-stamped copies of any certificates of merger or certificates of name change from the applicable Governmental Authorities relating to the Titan Merger and the name change of Titan referred to in the recitals hereto.

4.11 The Administrative Agent shall have received evidence satisfactory to it that all Swap Agreements entered into by Titan or its affiliates prior to giving effect to the Titan Merger with respect to production from the Titan Assets have been properly novated (to the extent necessary and permitted) or otherwise remain in full force and effect for the benefit of Titan and the Loan Parties after giving effect to the Titan Merger.

4.12 The Administrative Agent shall be reasonably satisfied with the environmental condition of the Titan Assets, and shall have received a copy of any environmental site assessments in the possession or control of the Borrower or any Guarantor that was performed within the past three (3) years on any Titan Asset.

4.13 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to any amended Organizational Documents of the Borrower after giving effect to the Titan Merger.

4.14 The conditions set forth in Section 6.02 of the Credit Agreement shall be satisfied.

Section 5. New Lender. The New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if the New Lender were an original signatory thereto. The New Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. The New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Second Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Second Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c)

from and after the Second Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.

Section 6. Miscellaneous.

6.1 Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Second Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Second Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

6.2 Ratification and Affirmation of Loan Parties. Each of the Loan Parties hereby expressly (i) acknowledges the terms of this Second Amendment, (ii) ratifies and affirms its obligations under the Guaranty Agreement and the other Loan Documents to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and the other Loan Documents to which it is a party, (iv) agrees that its guarantee under the Guaranty Agreement and the other Loan Documents to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby and (v) represents and warrants to the Lenders and the Administrative Agent that each representation and warranty of such Loan Party contained in the Credit Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to the amendments set forth in Section 2 hereof and the increase in the Borrowing Base set forth in Section 3 hereof (other than representations and warranties that were made as of a specific date, in which case such representations and warranties were true and correct in all material respects when made).

6.3 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

6.4 No Oral Agreement. THIS WRITTEN SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

6.5 Governing Law. THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.6 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

6.7 Severability. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.8 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[signature pages follow]

The parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

BORROWER:	ATLAS RESOURCE PARTNERS, L.P.

	By:	Atlas Resource Partners GP, LLC,
its general partner

		By:	/s/ Sean McGrath
Name: Sean McGrath
Title: Chief Financial Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

ATLAS ENERGY COLORADO, LLC, a Colorado limited liability company
ATLAS ENERGY HOLDINGS OPERATING COMPANY, LLC, a Delaware limited liability company
ATLAS ENERGY INDIANA, LLC, an Indiana limited liability company
ATLAS ENERGY OHIO, LLC, an Ohio limited liability company
ATLAS ENERGY TENNESSEE, LLC, a Pennsylvania limited liability company
ATLAS NOBLE, LLC, a Delaware limited liability company
ATLAS RESOURCES, LLC, a Pennsylvania limited liability company
REI-NY, LLC, a Delaware limited liability company
RESOURCE ENERGY, LLC, a Delaware limited liability company
RESOURCE WELL SERVICES, LLC, a Delaware limited liability company
VIKING RESOURCES, LLC, a Pennsylvania limited liability company
ARP BARNETT, LLC, a Delaware limited liability company
ARP OKLAHOMA, LLC, an Oklahoma limited liability company
ARP BARNETT PIPELINE, LLC, a Delaware limited liability company
ATLAS BARNETT, LLC, a Texas limited liability company

By:	/s/ Sean McGrath
Name: Sean McGrath
Title: Chief Financial Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ Matthew W. Coleman
Matthew W. Coleman, Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

CITIBANK, N.A., as a Lender

By:	/s/ John F. Miller
Name:	John F. Miller
Title:	Attorney-in-fact

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Adam H. Fey
Name:	Adam H. Fey
Title:	Director

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

JEFFERIES FINANCE LLC, as a Lender

By:	/s/ E. Joseph Hess
Name:	E. Joseph Hess
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

SOVEREIGN BANK, N.A., as a Lender

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Senior Vice President

SOVEREIGN BANK, N.A., as a Lender

By:	/s/ Mark Connelly
Name:	Mark Connelly
Title:	Senior Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Peter Shen
Name:	Peter Shen
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

COMERICA BANK, as a Lender

By:	/s/ John S. Lesikar
Name:	John S. Lesikar
Title:	Assistant Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Elizabeth Johnson
Name:	Elizabeth Johnson
Title:	Vice President

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount

Wells Fargo Bank, National Association	13.75000000%	$68,750,000.00

Citibank, N.A.	13.75000000%	$68,750,000.00

JPMorgan Chase Bank, N.A.	11.29032258%	$56,451,612.90

Bank of America, N.A.	11.29032258%	$56,451,612.90

Deutsche Bank Trust Company Americas	11.29032258%	$56,451,612.90

Comerica Bank	9.67741935%	$48,387,096.77

Sovereign Bank, N.A.	9.67741935%	$48,387,096.77

ABN Amro Capital USA LLC	7.21774194%	$36,088,709.68

Jefferies Finance LLC	7.21774194%	$36,088,709.68

Capital One, National Association	4.83870968%	$24,193,548.40

Total	100%	$500,000,000

Annex I-1